Exhibit 99.2

SEPARATION AGREEMENT

AND

WAIVER AND RELEASE OF ALL CLAIMS

This Separation Agreement and Waiver and Release of all Claims (“Agreement”) is made and entered into by and between Clarient, Inc. (the “Company”), and James V. Agnello (“Executive” or “Employee”), who is currently serving as the Senior Vice President and Chief Financial Officer, in connection with the termination of employment of Executive.

In resolution of any and all disputes, known and unknown, between the Company and Executive arising from Executive’s employment with the Company, Executive’s Employment Agreement with the Company, Executive’s termination from the Company, or otherwise, and in exchange for the consideration to Executive made under this Agreement, the Company and Executive covenant and agree as follows:

1.             Termination of Employment. Executive will cease to serve as the Company’s Senior Vice President and Chief Financial Officer, effective on the earlier to occur of the date that the Company’s Board of Directors appoints a successor Chief Financial Officer and July 1, 2008 (the “Resignation Date”), and will terminate employment with the Company and the Company’s Affiliates effective July 1, 2008 (the “Termination Date”).  From and after the Termination Date, Executive hereby resigns any and all other offices and directorships he may hold with the Company or any of its subsidiaries or Affiliates, and shall no longer be employed by, or act in any capacity for, the Company or any of its Affiliates.  For purposes of this Agreement, “Affiliate” means Safeguard, Inc. and Clarient Pathologist, Inc.

2.             Severance Payments. In exchange for the covenants and promises of Executive, and subject to all of the terms and conditions contained in this Agreement, the Company agrees as follows:

a)             The Company shall pay to Executive an amount equal to one (1) year of Executive’s base salary at the rate of $265,000, less applicable federal, state, and local withholding taxes.  Such payments shall be made whether or not Executive obtains new employment during the period commencing on the Termination Date and ending on March 15, 2009 (as described below) and will be made in accordance with the Company’s standard payroll procedures; provided, however, that such payments shall cease immediately if Executive violates any provision set forth in this Agreement. The first payment under this provision shall be made by the Company on the first payroll date occurring after the date when the seven-day release revocation period expires, as set forth in Section 21 below.  Thereafter, payments pursuant to this Paragraph 2(a) shall be made in installments in accordance with the Company’s standard payroll procedures (based on a one year payment period), provided, however, that no payments pursuant to this Section 2(a) shall be made after March 15, 2009 and any payments which would, absent this proviso, occur after March 15, 2009, shall instead be made in a lump-sum payment on the last scheduled Company payroll date occurring prior to March 15, 2009.

b)            The Company granted Executive options to purchase a total of 300,000 shares of Company common stock (the “2006 Options”) pursuant to two option agreements on June 19, 2006 (the “2006 Option Agreements”), of which, as of the Termination Date, 112,500 Options will have vested and become exercisable.  In addition, in February 2008, the Company granted Executive options to purchase a total of 50,000 shares of Company common stock (the “2008 Options” and, together with the 2006 Options, the “Options”) pursuant to an option agreement (the “2008 Option Agreement” and, together with the 2006 Option Agreements, the “Option Agreements”), of which, as of the date hereof, none are vested or exercisable.  On the Termination Date, an additional 87,500 of the 2006 Options shall vest and become exercisable  (the “Accelerated Options”) (such that an aggregate of 200,000 of the 2006 Options shall be vested and exercisable as of the Termination Date) and Executive shall be entitled to exercise all vested 2006 Options (including the Accelerated Options) through the stated 10-year term of each such 2006 Option, notwithstanding any earlier expiration date specified in Section 1 of an applicable 2006 Option Agreement.  In addition, if (i) a Change of Control (as defined in the 2006 Option Agreements) occurs on or prior to December 31, 2008 or (ii) (A) on or prior to December 31, 2008 the Company enters into a definitive agreement pursuant to which, if consummated a Change of Control would occur (a “Change of Control Agreement”) and (B) no later June 30, 2009 a Change of Control occurs,  then, in any such case, any Options, to the extent not vested as of the date of such Change of Control, shall become fully vested and exercisable immediately prior to the occurrence of any such Change of Control. Except as expressly provided herein, all equity awards granted to Executive by the Company are hereby cancelled and terminated as of the Termination Date.  All Options that have not vested as of December 31, 2008 shall be cancelled and terminated as of such date (the “Unvested Option Termination Date”); provided that if a Change of Control Agreement has been entered into on or prior to December 31, 2008 then the Unvested Option Terminated Date shall instead be June 30, 2009.  To the extent the foregoing is inconsistent with the provisions of any Option Agreement, the parties agree that this Agreement shall constitute an amendment to such Option Agreement.

c)             Executive shall be eligible to elect continued group health coverage for himself and his eligible dependents in accordance with the rules and regulations of the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”).  If Executive chooses such continuation health insurance coverage, the Company will either pay directly or reimburse Executive, upon submitting receipts for payment, for one year or until Executive obtains insurance through another employer, whichever occurs sooner, a portion of such premiums equal to that amount paid by the Company immediately prior to Executive’s termination.  Thereafter, Executive shall be solely responsible for paying the premiums for COBRA continuation coverage.  If Executive ceases to be eligible for COBRA because the Company does not pay the premiums for its existing or group insurance policy or the Company ceases to have a group healthcare plan, the Company will pay Executive, for any portion of the period referred to above during which Executive’s COBRA eligibility ceases for such reasons and Executive has not obtained insurance through another employer, the amount of the premium it would have had to pay for Executive’s coverage under the then-existing, or if none, the most recently existing, healthcare insurance policy.  Executive should consult with the Company’s Manager of Human Resources concerning the process for assuming ownership of and continued premium payments for any life insurance policy.

d)            Executive shall be paid a “pro rata portion” of his “bonus for the year of termination” (as those terms are hereinafter defined) within fifteen (15) days of the approval of the 2008 Managers Incentive Program (MIP) payout by the Employer’s Board of Directors, provided, however, that such payment shall be made on or prior to March 15, 2009 in any event. “Pro rata portion” means the number of days in the calendar year of termination up to and including the Termination Date divided by the total number of days in that full calendar year.  The “bonus for the year of termination” means the amount Executive would have been likely to earn if he had been employed for the full year, as determined in good faith by the Board of Directors of the Company or a committee thereof.   For purposes of determining whether Executive’s “corporate” objectives under the MIP have been satisfied (which objectives represent 10% of Executive’s potential payout under the MIP), the Compensation Committee of the Board of Directors will consider only the following factors: improvements to capital structure, successful implementation of billing system conversion and reduction in DSO (days sales outstanding).

e)             It is expressly understood by Executive that receipt of all compensation and benefits described above in (a) through (d) of this Paragraph 2 are contingent upon (i) the release of all claims as set forth below in Paragraphs 6 and 7, the reaffirmation of such release as of the Termination Date and Executive’s non-revocation of such release; and (ii) Executive not engaging in Solicitation for a period of one (1) year from the Termination Date as set forth below in Paragraph 4.  It is further acknowledged by Executive that the conditions to receiving severance benefits will not prevent him from obtaining employment or otherwise earning a living at the same general economic benefit as reasonably required by him without losing the severance benefits.  Executive also acknowledges that the provisions contained in this Agreement are reasonable and necessary to protect the legitimate business interests of the Company and that the Company would not have entered into this Agreement in the absence of such provisions. Executive will not be required to mitigate the amount of any payment provided for in this letter by seeking other employment or otherwise.

3.             Other Payments. Executive shall be paid all accrued and unpaid salary to the Termination Date and accrued but unused PTO earned through the Termination Date, less applicable federal, state, and local withholding taxes on or as soon as practicable after the Termination Date.  Executive shall also be reimbursed for all properly reimbursable expenses incurred by him through the Termination Date.

4.             Non-Solicitation. Executive shall not alone or in concert with others, (A) use confidential or proprietary information or trade secrets of the Company or its Affiliates to solicit, entice, or induce any Customer (as defined below) to become a client, customer, OEM, distributor, or reseller of any other person, firm or corporation with respect to, or provide, products or services which are competitive with products or services then sold or under development by the Company or to cease doing business with the Company or authorize or knowingly approve the taking of such actions by any other person, or (B) solicit, entice, or induce directly or indirectly, any person who presently is or at any time during the term of Executive’s employment with the Company was an employee of the Company to become employed by any other person, firm or corporation or to leave his or her employment with the Company or authorize or approve any such action by any other person or entity for a period of one (1) year commencing from the Termination Date. Providing a reference for an employee of the Company will not, however, constitute Solicitation if the employee has decided to leave the employ of the Company, is seeking other employment and requests the reference. Nothing in this Paragraph 4 will at any time prohibit Executive from hiring a former employee of the Company whose employment with the Company was terminated through no act of Executive, and who was not solicited directly or indirectly by Executive while the employee was employed by the Company.

(i)            “Customer” means any person or entity that, within the two (2) years prior to the Termination Date, was a client, customer, OEM, distributor, or reseller of the Company or a bona fide prospect to become any of the foregoing.

5.             Remedies. Executive acknowledges and agrees that a breach by Executive of any of the covenants or restrictions contained herein, including without limitation the covenants contained in Paragraphs 4, 10, 11, and 12 hereof, will cause irreparable damage to the Company, the exact amount of which will be difficult to ascertain, and that the remedies at law for any such breach will be inadequate.  Accordingly, Executive agrees that if he breaches or attempts to breach any of the foregoing, the Company shall be entitled to temporary or permanent injunctive relief with respect to any such breach or attempted breach (in addition to any other remedies, at law or in equity, as may be available to the Company), without posting bond or other security.  If the Company reasonably determines that Executive has breached any such restriction or covenant (including without limitation the covenants contained in Paragraphs 4, 10, 11, and 12 hereof), Executive hereby agrees and acknowledges that he shall forfeit any and all rights to any then-unpaid severance benefits under Paragraph 2 hereof.

6.             Release of All Claims. In consideration of Paragraph 2 of this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Employee, on behalf of Employee and his heirs, hereby irrevocably, unconditionally and completely releases, discharges and holds harmless the Company and its Affiliates of and from any and all causes of actions, suits, debts, claims, and demands whatsoever in law or in equity, which he ever had, now has, or hereafter may have or which his heirs, executors or administrators may have, by reason of any matter, cause, or thing whatsoever, from the beginning of his employment with the Company and/or the Company’s Affiliates to the date of this Agreement (“Claims”), and particularly, but not without limitation, any Claims arising from or relating in any way to his employment or the separation of his employment relationship with the Company, including, but not limited to:

•                                            Breach of express or implied contract, including any contract of employment, and any employment-related torts or personal injuries (whether physical or mental), including wrongful termination or discharge, intentional or negligent infliction of emotional distress, defamation, interference with contractual relations, invasion of the right to privacy, misrepresentation, negligence, conspiracy or otherwise;

•                                          Any federal or state law, including without limitation Title VII of the Civil Rights Act of 1964 [42 USC Section 2000e (and following sections)], or any other federal, state or local law that prohibits discrimination on the basis of race, color, religion, sex, age, national origin, ancestry or disability, or any other protected group status;

•                                          The Age Discrimination in Employment Act and the Older Workers Benefit Protection Act [29 USC Section 621 (and following sections)], which prohibit discrimination against employees age 40 and above;

•                                          The Family and Medical Leave Act [29 USC Section 2601 (and following sections)];

•                                          The Employee Retirement Income Security Act [29 USC Section 1001 (and following sections)];

•                                          The Reconstruction Era Civil Rights Act [42 USC Section 1981 (and following sections)];

•                                          The Americans with Disabilities Act [29 USC Section 12101 (and following sections)];

•                                          The Worker Adjustment and Retraining Notification Act [29 USC Section 2100 (and following sections)];

•                                          Any other Claim(s) in any way related to or arising out of Employee’s employment with the Company or the termination of that employment.

Notwithstanding anything to the contrary contained in this Agreement, the release set forth in this Paragraph 6 (the “Release”) expressly excludes any Claim(s) attributable to or arising from this Agreement, and it shall not waive any Claim(s) that may arise out of future events beyond the effective date of this Agreement, including those that may arise under COBRA or those subject to any pension or welfare benefit plan maintained by the Company, if any.

7.             Full and Complete Release. Employee acknowledges that the Release extends to all causes of action, suits, debts, Claims and demands referred to in Paragraph 6, known or unknown, suspected or unsuspected. By signing this Agreement, Employee expressly waives all rights under Section 1542 of the California Civil Code, which reads in full as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

8.             Review Period. .  Employee acknowledges and understands that Employee has been given twenty-one (21) days from the date he was presented with this Agreement to consider and review the terms of this Agreement prior to signing it, and releasing Employee’s claims. Employee understands that Employee may execute this Agreement in Employee’s sole and absolute discretion, prior to the expiration of said twenty-one (21) day period, and, if he does so he is waiving the remainder of the twenty-one (21) day period.

9.             Right of Revocation. Employee acknowledges and understands that Employee may revoke this Agreement for a period of up to seven (7) days after Employee executes it (not counting the day it is signed). To revoke this Agreement, Employee must give written notice to the Company stating that Employee wishes to revoke this Agreement by providing notice by hand-delivery, mail or facsimile to:

Ron Andrews

President and CEO

Clarient, Inc.

31 Columbia

Aliso Viejo, CA  92656

If Employee mails a notice of revocation to the Company, it must be postmarked no later than seven (7) days following the date on which Employee signed this Agreement (not counting the day it was signed) or the revocation will not be effective.  Employee understands he will not be entitled to any payment or benefits under this Agreement if he revokes this Agreement.

10.           Covenant Not to Sue. Employee agrees and covenants not to sue or to bring, or assign to any third person, any claims or charges against the Company or any Company Affiliate with respect to any known matter arising on or before the date of this Release or covered by the Release and not to assert against the Company or any Company Affiliate in any action, grievance, suit, litigation or proceeding on any known matter before the date of this Release or covered by the Release. Employee agrees that in the event of a breach of any covenant of this Release by Employee, the Company or any Company Affiliate damaged as a result of such breach shall be entitled to recover attorneys’ fees and costs in an action relating to such breach, in addition to compensatory damages.

11.           Confidentiality.

a)             Except to the extent required by law, including SEC disclosure requirements, Employee agrees that the terms of this Agreement will be kept confidential by Employee, except that Employee may advise his family and confidential advisors.

b)            Employee will not at any time knowingly reveal to any person or entity any of the trade secrets or confidential information of the Company or the Company Affiliates or of any third party which the Company is under an obligation to keep confidential (including, but not limited to, trade secrets or confidential information respecting inventions, products, designs, methods, know-how, techniques, systems, processes, software programs, works of authorship, customer lists, projects, plans, and proposals), and Employee shall keep secret all confidential matters relating to the Company or the Company Affiliates and shall not use or attempt to use any such confidential information in any manner which injures or causes loss or may reasonably be calculated to injure or cause loss whether directly or indirectly to the Company or the Company Affiliates. These restrictions contained in this sub-paragraph (b) shall not apply to: (i) information that at the time of disclosure is in the public domain through no fault of Employee; (ii) information received from a third party outside of the Company that was disclosed without a breach of any confidentiality obligation; (iii) information approved for release by written authorization of the Company or the Company Affiliate; or (iv) information that may be required by law or an order of the court, agency or proceeding to be disclosed; provided, Employee shall provide the Company notice of any such required disclosure once Employee has knowledge of it and will help the Company at the Company’s expense to the extent reasonable to obtain an appropriate protective order.

c)             Employee represents that, except as necessary and appropriate to perform his employment duties, Employee has not taken, used or knowingly permitted to be used by any third party any notes, memorandum, reports, lists, records, drawings, sketches, specifications, software programs, data, documentation, or other materials of any nature relating to any matter within the scope of the business of the Company, the Company Affiliates, or their partner companies or concerning any of the Company’s dealings. Employee shall not, after the Termination Date, use or knowingly permit to be used by any third party any such notes, memoranda, reports, lists, records, drawings, sketches, specifications, software programs, data, documentation, or other materials of any nature relating to any matter within the scope of the business of the Company, the Company Affiliates, or their partner companies or concerning any of the Company’s dealings, it being agreed that all of the foregoing shall be and remain the sole and exclusive property of the Company, the Company Affiliates or client of the Company, as the case may be, and that Employee has delivered all of the foregoing, and all copies thereof, except for Employee’s personal contact list, to the Company at its main office.

12.           Non-Disparagement. In consideration of the mutual promises and covenants contained in this Agreement, Executive and the Company hereby expressly agree that they will not make statements to or initiate or participate in discussions with any other person that would defame or disparage the other, or make to, or solicit for, the media or others, any comments, statements (whether written or oral), and the like that may be considered to be derogatory or detrimental to the good name or business reputation of either party. It is understood and agreed that the Company’s obligation under this paragraph extends only to the conduct of the Company’s employees who as of the date of this Agreement hold titles that are at or above the level of Director, as that term is used within the Company. The only exception to the foregoing shall be in those circumstances in which Employee or the Company is obligated to provide information in response to an investigation by a duly authorized governmental entity or in connection with legal proceedings.

13.           No Admission. This Agreement does not constitute an admission by the Company or by any Affiliate, and the Company and each Affiliate specifically deny, that the Company or any Affiliate has violated any contract, law, or regulation or that it has discriminated against Employee or otherwise infringed on Employee’s rights or privileges or done any other wrongful act.

14.           General. This Agreement constitutes the entire understanding between the parties on the subject matter contained herein and supersedes all negotiations, representations, prior discussions, and preliminary agreements between the parties with respect to such subject matter, including Executive’s Employment Agreement with the Company dated May 24, 2006. No promise, representation, warranty, or covenant not included in this Agreement has been or is relied upon by either party. This Agreement may not be modified except by a written instrument signed by each of the parties, whether or not such modification is supported by separate consideration.  This Agreement shall be binding upon and be for the benefit of the Company, its Affiliates, and their successors and assigns, and Employee and his personal representatives, executors and heirs.  If Executive dies while any amount payable under this Agreement remains unpaid, all such amounts will be paid to the parties legally entitled thereto. Employee warrants that Employee has not assigned any Claim(s) released by this Agreement, or any interest therein, to any third party. Any waiver by any party hereto of any breach of any kind or character whatsoever by any other party, whether such waiver be direct or implied, shall not be construed as a continuing waiver of, or consent to, any subsequent breach of this Agreement on the part of the other party. In addition, no course of dealing between the parties, or any delay in exercising any rights or remedies hereunder or otherwise, shall operate as a waiver of any of the rights or remedies of the parties. The provisions of this Agreement are severable. If any part of this Agreement is found to be unenforceable, the other provisions shall remain fully valid and enforceable. It is the intention and agreement of the parties that all of the terms and conditions hereof be enforced to the fullest extent permitted by law.  If any term, provision, covenant or condition of this Agreement is held by a court of competent jurisdiction to exceed the limitations permitted by applicable law, as determined by such court in such action, then the provisions will be deemed reformed to apply to the maximum limitations permitted by applicable law and Employee and the Company hereby expressly acknowledge their desire that in such event such action be taken.

15.           Indemnity.

a)             The Release in this Agreement shall not release the Company or any of its insurance carriers from any obligation it or they might otherwise have to defend and/or indemnify Employee and hold him harmless from any claims made against him arising out of his activities as director or officer of the Company, to the same extent as the Company or its insurance carriers are or may be obligated to defend and/or indemnify and hold harmless any other director or officer and the Company affirms its obligation to provide indemnification to Employee as a director, officer, former director, or former officer of the Company, as set forth in the Company’s bylaws and charter documents in effect on the date of this Agreement.

b)            Employee agrees that Employee will personally provide reasonable assistance and cooperation to the Company, at the Company’s expense, in activities related to the prosecution or defense of any pending or future lawsuits or claims involving the Company.  Employee further agrees that he will cooperate fully with the Company in its defense of, or other participation in, any administrative, judicial or other proceeding arising from any charge, complaint or other action which has been or may be filed and which relates to Employee’s employment with or duties and responsibilities to the Company.

16.           Knowing and Voluntary Execution. Employee acknowledges that Employee has read this Agreement carefully and fully understands the meaning of the terms of this Agreement. Employee acknowledges that Employee has signed this Agreement voluntarily and of Employee’s own free will and that Employee is knowingly and voluntarily releasing and waiving all claim(s) that Employee has or may have against the Company or any Affiliate.

17.           Consultation with Attorney. The Company advises Employee to consult with an attorney of Employee’s choosing prior to signing this Agreement.  Employee will be solely responsible for any attorneys’ fees incurred by Employee in connection with this Agreement.

18.           Return of Property.  Employee agrees that on or prior to the Termination Date, he shall return to the Company, at its principal office, all property of the Company, including without limitation, all keys, access cards, credit cards, calling cards, computer hardware and software, cellular phones, pdas, blackberries and other mobile communications devices

19.           Employee Representations. Employee represents and warrants that: (a) Employee is over the age of majority and of sound mind and has the exclusive power and authority to execute and deliver this Agreement; (b) this Agreement has been duly executed and delivered by Employee, after Employee having been advised in writing to seek legal counsel and having the opportunity to consult with legal counsel, and it constitutes Employee’s legal, valid, and binding obligation in accordance with its terms; (c) Employee is the exclusive owner of all rights and claims Employee may have or assert against Employer and no person or entity is now, or shall be, subrogated to any claims or rights that Employee has or may have against the Company; and (d) except as expressly set forth in this Agreement, no promises, representations or inducements have been made by the Company to Employee to cause Employee to sign this Agreement.

20.           Section 409A of the Code.  The payments and benefits provided under this Agreement are intended to be exempt from the application of Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”).  If at any time the Company determines that any payment under this Agreement may be or become subject to the imposition of taxes under Section 409A, the Company and Executive shall work together to adopt such amendments to this Agreement or take any other actions that the parties determine are necessary or appropriate (including amendments and actions with retroactive effect) as the Company determines are necessary or appropriate to (a) exempt the payments provided hereunder from Section 409A and/or preserve the intended tax treatment of such payments, or (b) comply with the requirements of Section 409A and related Department of Treasury guidance.

21.           Miscellaneous. All matters pertaining to the validity, construction, interpretation, and effect of this Agreement shall be governed by the laws of the State of California.  If for any reason this Agreement is not executed or otherwise consummated, this Agreement shall not constitute any evidence in any proceeding or be used in discovery in any way.

I HAVE BEEN AFFORDED THE OPPORTUNITY TO REVIEW AND CONSIDER THIS DOCUMENT FOR AT LEAST TWENTY-ONE (21) DAYS.

I UNDERSTAND THAT I HAVE SEVEN (7) DAYS FROM THE DATE GIVEN BELOW TO REVOKE THIS RELEASE AND WAIVER.

I HAVE READ AND UNDERSTAND THIS DOCUMENT. I HAVE SIGNED THIS DOCUMENT FREELY AND OF MY OWN ACCORD AFTER HAVING BEEN GIVEN AMPLE OPPORTUNITY AND HAVING BEEN ADVISED TO SECURE THE ADVICE AND COUNSEL OF AN ATTORNEY OF MY CHOOSING.

EXECUTIVE

James V. Agnello	Date

CLARIENT, INC.

Ron Andrews, President	Date

By signing below, I hereby agree to release and waive any and all Claims on the same terms as set forth in Sections 6 and 7 except that the release and waiver shall be effective through the Termination Date, and I acknowledge that I have been afforded at least twenty-one (21) days to review this additional release and waiver, and that I may revoke this additional release and waiver during the seven day period after the date set forth below by providing written notice of such revocation to the address set forth in Section 9 of this Agreement.  I further understand that if I do not sign this acknowledgement on the Termination Date, or I revoke it within such 7 day period, I will not be entitled to any payments or benefits under this Agreement.

EXECUTIVE

James V. Agnello	Date